Investor Presentation 3rd Quarter 2023 Exhibit 99.1

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of October 25, 2023 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended September 30, 2023, the Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission (“SEC”) on October 25, 2023, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2023 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the SEC on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s non-GAAP “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP “Core Earnings” results. The Company provides non-GAAP “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s non-GAAP “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Non-GAAP ‘Core Earnings’” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, for a further discussion and the “Non-GAAP ’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP “Core Earnings”.

3 Sallie Mae is an Outstanding Franchise Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry- leading customer service. Top ranked and highly recognized brand Industry leading and award-winning technologies Well funded with sufficient liquidity, capital, and loan loss reserves 69% Market share of full private student lending marketplace1 6.3% Return on Common Equity* 90% Cosigner Rate* 749 Average FICO at Approval* 2.44% Annualized Net Charge-offs as a percentage of Avg. Loans20 in Repayment for first nine mos. of 2023. * Metrics as of Q3 2023, unless otherwise noted. 2,100+ actively managed university relationships across the U.S.2 Largest salesforce in the industry Appears on 96% of preferred lender lists2 6-7% Annual Private Education Loan Originations Growth projected in 20233

4 Balance Sheet & Capital Allocation • Paid common stock dividend of $0.11 per share in Q3 2023. • Sallie Mae Bank remains well capitalized with 12.9% Total risk-based capital ratio and CET1 capital ratio of 11.7%. Revenue • GAAP Net Income attributable to common stock of $25 million in Q3 2023 driven by strong NIM, compared to Net Income attributable to common stock of $73 million in Q3 2022. • Q3 2023 GAAP diluted earnings per common share of $0.11 vs. $0.29 in Q3 2022. • Net interest income increased by $15 million in Q3 2023 compared with the year-ago quarter primarily due to a 16-basis point increase in our net interest margin and a $599 million increase in our average loans outstanding. Total Operating Expenses • Total operating expenses of $167 million in Q3 2023, as compared to $150 million in the year-ago quarter. • Increase attributed to higher FDIC fees as well as higher originations, more loans on the balance sheet due to a slowdown in consolidations, an increase in staffing over Q3 of 2022, and the absorption of general inflationary pressures. 3rd Quarter 2023 Highlights

5 Ac tua l 2019 87% 58% 746 2020 86% 60% 749 2021 86% 59% 750 Private Education Loan Originations13 • Third quarter 2023 originations at approximately $2.5 billion, 4% higher than the year-ago period. • Year-to-Date 2023 originations 7.5% higher than year-to-date 2022. • Through the first nine months of the year, both our application and origination volume for underclassmen has increased by 10% as compared to the first nine months of 2022. Fore c as t 2022 86% 57% 747 % Cosigned % In School Payment Average FICO at Approval9 Q3 2023 90% 56% 749 Q3 2022 89% 57% 7476

6 Credit Performance • Q3 2023 net charge-offs for Private Education Loans totaled $95 million. • Annualized net charge-offs as a percentage of average loans in repayment for the first nine months of the year is 2.44% and remains lower than our plan for full-year 2023. • Q3 2023 Private Education Loans delinquent 30+ days were 3.65% of loans in repayment, a decrease from Q2 2023, and an improvement from the year-ago quarter. Other Key Performance Metrics Private Education Loans • On October 13, 2023, the Company sold approximately $1 billion of its Private Education Loans to an unaffiliated third party. The gain on sale of loans will be recognized in the fourth-quarter 2023 consolidated statements of income. Funding & Liquidity • During Q3 2023, we executed an ABS funding transaction at a weighted average cost of funds of SOFR + 1.69%. This was an increase of 16 basis points from the ABS funding transaction in Q1 2023, but 7 basis points lower than the ABS funding transaction completed in Q3 2022. • Our deposit portfolio continues to be stable, with balances at the end of Q3 2023 slightly higher than at the end of Q2 2023 and Q3 2022. • At the end of Q3 2023, our uninsured deposits made up only 2% of our deposit base. • Marketable securities make up a portion of our liquidity sources. As of 9/30/2023, our unrealized losses on that portfolio total $185 million. Realizing those losses would result in a regulatory capital charge of approximately 50 basis points.

7As of 9/30/23 Customer FICO at Original Approval6 High Quality Private Education Loan Portfolio Smart Option Payment TypeOriginations Vintage Portfolio Interest Rate Type Fixed 65% Variable 35% <670 8% 670 - 699 15% 700-749 32% 750+ 45% Pre 2014 3% 2014 3% 2015 4% 2016 4% 2017 5% 2018 6% 2019 8% 2020 9%2021 16% 2022 25% 2023 17% Deferred 48% Fixed 34% Interest Only 18% Loans $21.7B Weighted Avg. FICO 744 Loans $19.4BLoans $21.7B

8 20% 14% 25% 24% 17% Long-term Borrowings Brokered (Variable) Brokered (Fixed) Retail (MMDA & CD) Retail (HSA & 529) 38% 41% Conservative Funding Optimizes Net Interest Margin As of 9/30/2023 Long-Term Funding • Outstanding borrowings consist of unsecured debt and secured borrowings issued through our term asset- backed securitization program, totaling $1 billion and $4.5 billion, respectively, as of September 30, 2023. Deposits • Our total deposits of $21.6 billion were comprised of $10.4 billion in brokered deposits and $11.2 billion in retail and other deposits at September 30, 2023. • Interest-bearing deposits consist of retail and brokered non-maturity savings deposits, retail and brokered non- maturity money market deposits, and retail and brokered certificates of deposit. Also included are deposits from Educational 529 and Health Savings plans that diversify our funding sources. • There were $494 million of deposits exceeding FDIC insurance limits at the end of Q3 2023. Total Funding = $ 27.1 billion

9 Simple But Powerful Investment Thesis • Consistent earnings expansion is driven by top line growth and efficiency • Sallie Mae is the leader in the private education loan market • Well-proven and disciplined underwriting model leveraging data and experience through the last recession • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business • Core loan product generates very attractive ROEs • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock Attrac t ive Ea rn ing s Profile Manag e ab le Risk Disc ip line d Cap ita l Alloc a t ion

10 Clear Strategy to Prove this Investment Thesis Maximize the profitability and growth of our core business Better inform the external narrative about private student lending and Sallie Mae Maximize the value of our brand and attractive customer base Maintain a rigorous and predictable capital allocation and return program to create shareholder value 1. 2. 3. 4. Strategic Imperatives:

11 Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Increase market share by fully meeting student funding needs Enhance risk-adjusted pricing and underwriting Improve marketing, digital, and data capabilities Strong focus on fixed cost discipline Drive towards reducing both the unit cost of servicing and the unit cost of acquisitions Improve third-party vendor cost management

12 Funding the Cost of a Higher Education Total $501B Private Education Loans $15BOther $12B Federal Loans $83B Grants $145B Higher Education Spend 4 (Academic Year 2022-2023) Family Contribution $246B Families’ out-of-pocket contributions covered half of college costs • Families’ out-of-pocket contributions covered 50% of cost • Scholarships and grants covered 29% • Borrowed funds covered 19% • Relatives and friends helped with 2% of costs 4 in 10 families used borrowed funds in AY 2022-23 • On average, students borrowed $11,337 and parents borrowed $13,507 • Borrowing rates vary by school type • 45% of 4-year private school families borrowed • 41% of 4-year public school families borrowed • 25% of 2-year school families borrowed • Student borrowing is more prevalent than parent borrowing • 56% - only the student borrowed • 32% - only the parent borrowed • 12% - both borrowed SOURCE: How America Pays for College 2023

• Families report a college spending increase for the first time in two years (up 11% vs. last year) • The perception of the overall value of education to the price has not changed over the past 5 years o 7 in 10 families believe the value of their education is ‘appropriate’, a ‘bargain’ or ‘excellent value’ compared to the price they are paying On average, families spent $28,026 on college in AY 2022-23 13© 2023 Sallie Mae Bank. All rights reserved. SOURCE: How America Pays for College 2023 $20,882 $24,164 $23,688 $23,757 $26,458 $26,226 $30,017 $26,373 $25,313 $28,026 AY 2013-14 AY 2014-15 AY 2015-16 AY 2016-17 AY 2017-18 AY 2018-19 AY 2019-20 AY 2020-21 AY 2021-22 AY 2022-23 Reported spending, by academic year

14 Support for Federal Student Loan Borrowers 23 An “On Ramp” to Repayment 21 For all federal borrowers looking to resume payments of federal loans, a year-long “on-ramp” has been instituted by the Department of Education “so that financially vulnerable borrowers who miss monthly payments during this period are not considered delinquent, reported to credit bureaus, placed in default, or referred to debt collection agencies.” This administratively created “on ramp” will be in place until (at least) September 30, 2024. Deferment and Forbearance 24 Federal borrowers in hardship can request loan forbearance or deferment in times of unemployment, economic hardship or other circumstance that makes it difficult to meet their loan obligations. Enhanced Income Driven Repayment 22 Federal borrowers already have access to multiple Income Driven Repayment (IDR) options, which can allow them to remain in good standing making as little as $0 payments, and the Biden Administration is rolling out an even more generous option. Some elements of the plan, the new “SAVE” plan, are in place now. These elements include: • Disposable income will be calculated by subtracting 225% of the poverty level from actual income compared to 150% previously; • Married borrowers will no longer be required to count their spouse’s income in their payment calculation; and • Unpaid interest will no longer be accrued into the loan balance. Other benefits of the expanded program are expected to be operational by July of 2024 and include: • Payments on undergraduate loans will be cut in half, from 10% to 5% of incomes above 225% of Federal poverty guidelines; and • Borrowers whose original principal balances were $12,000 or less will receive forgiveness after 120 payments – the equivalent of 10 years in repayment – with an additional 12 payments added for each additional $1,000 borrowed above that level, up to a maximum of 20 or 25 years.

15 Sallie Mae’s Core Product Contains Customer Friendly Provisions That Enable Successful Outcomes In-School • Competitive variable & fixed rates • No origination fees • Three repayment options -Monthly interest payments -$25 fixed monthly payments -Defer payments • Quarterly FICO Score Sallie Mae Smart Option Student Loan Benefits from school through repayment Repayment • No prepayment penalty • Auto debit 0.25 percentage point interest rate reduction • Graduated repayment period • Cosigner release (for those who qualify) • Return-to-school deferment • Internship/residency deferment • Active-duty military deferment 92% of Sallie Mae student loan borrowers who are out of school are employed 5 Sallie Mae Student Borrowers

16 Optimize the Value of the Brand and Attractive Client Base What We Do Build products and services that leverage our customer affiliation Ensure products and services are consistent with our core mission and drive customer value We know our customers’ finances, payment patterns and indebtedness We have the relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI

17 Maintain Rigorous Capital Allocation and Return Program Invest in High ROE Growth • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Build other sources of revenue and capital in expense-efficient ways Quarterly Common Stock Dividend • Paid $0.11 quarterly common stock dividend in Q3 2023 • Expect to continue to pay dividend, subject to Board approval3,15 Share Repurchase • From January 1, 2020, through September 30, 2023, we repurchased 48% of common shares outstanding at January 1, 2020. • $326 million of capacity remained under our 2022 Share Repurchase Program authorization at September 30, 2023 (which expires in Jan. 2024). We allocate capital with discipline Current Hybrid Hold / Sell Loan Model3 • Selling assets to optimize growth in required capital • The expected result is a balance sheet that will remain relatively flat under the current approach despite loan sales, to maximize shareholder return as we phase-in CECL requirements. • $1B in Private Education Loan sales completed on October 13, 2023 – will enable additional return of excess capital to shareholders

Diverse Student Loan Portfolio Driving Increased Shareholder Value

Medical

Health Professions

Dental

General Studies

MBA

Undergraduate

Law

- Products designed to meet the needs of all students
- Developing unique and innovative products to diversify portfolio

	Undergraduate	Graduate
RATE TYPE	Variable & Fixed	Variable & Fixed
INTEREST RATE RANGES	Variable: SOFR + 1.250% - SOFR + 12.375% Fixed: 4.75% - 16.530%	Variable: SOFR + 1.750% - SOFR + 11.625% Fixed: 5.240% - 15.000%
REPAYMENT OPTION	Deferred, Interest Only & Fixed Repayment	Deferred, Interest Only & Fixed Repayment
REPAYMENT TERM	10-15 years	20 years for Medical and Dental 15 years for Remaining Disciplines
GRACE PERIOD	6 months	6-36 months
INTERNSHIP / RESIDENCY DEFERMENT	Up to 60 months	Up to 48 months
FEATURES	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release

As of 11/6/23

18

1 Our Approach to ESG Our ESG approach is grounded in our mission and where we can make the most impact: powering confidence in students and families on their unique higher education journey. 19

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. ABS Supplement

21 Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 The Smart Option loan program consists of: Smart Option Interest Only loans Require full interest payments during in- school, grace, and deferment periods Smart Option Fixed Pay loans Require $25 fixed payments during in-school, grace, and deferment periods Smart Option Deferred loans Do not require payments during in-school and grace periods • Smart Option payment option may not be changed after selected at origination • Fixed-rate loans or variable-rate loans • Consumer credit underwriting, with minimum FICO, custom credit score model and judgmental underwriting • Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools • Qualified education loans are non- dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship”

22 Sallie Mae Bank ABS Summary14 6 16 6 6 6

23 Sallie Mae Bank ABS Structures 17 18 6

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Appendix

25 Quarterly Financial Highlights Q3 2023 Q2 2023 Q3 2022 Income Statement ($ Millions) Total interest income $652 $634 $520 Total interest expense 268 247 150 Net Interest Income 385 387 370 Less: provisions for credit losses 198 18 208 Total non-interest income 24 144 95 Total non-interest expenses 170 156 152 Income tax expense 11 92 30 Net Income 29 265 75 Preferred stock dividends 5 4 2 Net income attributable to common stock 25 261 73 Non-GAAP “Core Earnings” adjustments to GAAP(7,12) - - - Non-GAAP “Core Earnings” net income attributable to common stock(7,12) $25 $261 $73 Ending Balances ($ Millions) Private Education Loans held for investment, net $20,348 $18,649 $18,981 FFELP Loans held for investment, net 551 571 641 Deposits $21,551 $20,361 $21,277 Brokered 10,376 8,720 10,232 Retail and other 11,175 11,641 11,045 Q3 2023 Q2 2023 Q3 2022 Key Performance Metrics Net Interest Margin 5.43% 5.52% 5.27% Yield—Total Interest-earning assets 9.21% 9.05% 7.42% Private Education Loans 10.96% 10.79% 9.43% Cost of Funds 4.00% 3.75% 2.27% Return on Assets (“ROA”)(8) 0.4% 3.7% 1.0% Non-GAAP “Core Earnings” ROA(9) 0.4% 3.7% 1.0% Return on Common Equity (“ROCE”)(10) 6.3% 65.2% 16.7% Non-GAAP “Core Earnings” ROCE(11) 6.3% 65.2% 16.7% Per Common Share GAAP diluted earnings per common share $0.11 $1.10 $0.29 Non-GAAP “Core Earnings” diluted earnings per common share(7,12) $0.11 $1.10 $0.29 Average common and common equivalent shares outstanding (millions) 229 238 254

26 Sallie Mae vs Federal Student Loans As of 11/6/23

27 Non-GAAP “Core Earnings” to GAAP Reconciliation Quarters Ended ($ Thousands except per share amounts) September 30, 2023 June 30, 2023 September 30, 2022 Non-GAAP “Core Earnings” adjustments to GAAP: GAAP net income $29,365 $265,065 $75,172 Preferred stock dividends $4,642 $4,274 $2,531 GAAP net income attributable to SLM Corporation common stock $24,723 $260,791 $72,641 Adjustments: Net impact of derivative accounting(7) - - - Net tax expense(12) - - - Total non-GAAP “Core Earnings” adjustments to GAAP - - - Non-GAAP “Core Earnings” attributable to SLM Corporation common stock $24,723 $260,791 $72,641 GAAP diluted earnings per common share $0.11 $1.10 $0.29 Derivative adjustments, net of tax - - - Non-GAAP “Core Earnings” diluted earnings per common share $0.11 $1.10 $0.29

28 Footnotes 1. Source: Enterval CBA Report for Q2 2023 as of June 2023. Based on Full Market. 2. Based on internal Company statistics. 3. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 4. Enrollment data from NCES Digest of education statistics (various tables). Cost data included from College Board 2023 Trends in College Pricing and 2023 Trends in Student Aid. 5. Source: Survey conducted by Market Vision Research (https://www.mv-research.com/). Data collected between 1/20 and 1/27/2023. 6. Represents the higher credit score of the cosigner or the borrower. 7. Derivative Accounting: we provide non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. See page 27 for a reconciliation of GAAP and “Core Earnings.” 8. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 9. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 10. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 11. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 12. Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 13. Originations represent loans that were funded or acquired during the period presented. 14. Pool characteristics as of the Statistical Cutoff Date for the respective transaction. 15. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 16. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 17. Overcollateralization for Class A & B bonds. 18. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 19. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans. 20. Statistic considers portfolio Private Education Loans only and is annualized for the first nine months of 2023. 21. Reference to The White House Fact sheet, located at https://www.whitehouse.gov/briefing-room/statements-releases/2023/06/30/fact-sheet-president-biden-announces-new-actions-to-provide-debt-relief-and-support-for-student-loan-borrowers/ 22. Reference to the IDR Fact Sheet, located at https://www2.ed.gov/policy/highered/reg/hearulemaking/2021/idrfactsheetfinal.pdf 23. As provided by the Biden-Harris Administration and the U.S. Department of Education. 24. Reference to the Federal Student Aid information located here: https://studentaid.gov/manage-loans/lower-payments/get-temporary-relief